SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 15, 2005

Caraustar Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-20646	58-1388387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5000 Austell Powder Springs Road

Suite 300

Austell, Georgia 30106

(Address of Principal Executive Offices)

(Zip Code)

(770) 948-3101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) On February 15, 2005, the Compensation and Employee Benefits Committee of the Board of Directors of Caraustar Industries, Inc. (the “registrant”) took the actions described below with regard to the compensation of the registrant’s executive officers.

Annual Incentive Bonuses Earned in 2004. The Committee approved annual cash bonus awards earned during 2004 and paid in 2005 for the registrant’s executive officers. The bonus awards were earned based upon the achievement of performance goals established early in 2004 by the Committee. These performance goals consisted of a corporate earnings per share goal and, for each executive officer, an individual performance goal. The amounts of the bonus awards are as follows:

Thomas V. Brown	$216,300
Michael J. Keough	173,400
Ronald J. Domanico	133,891
Jimmy A. Russell	126,198
Thomas V. Dawson	106,750
John R. Foster	93,520
William A. Nix, III	75,886
Greg Cottrell	75,277
Barry A. Smedstad	73,207

In addition, Steven L. Kelchen will receive a $20,000 bonus for 2004 in accordance with an arrangement approved when he joined the registrant in August 2004.

2005 Base Salary Increases. The Compensation and Employee Benefits Committee also approved increases to the base salaries of the executive officers, effective January 1, 2005. The amounts of the salary increases are as follows:

Ronald J. Domanico	35,800
Jimmy A. Russell	13,000
Thomas V. Dawson	12,000
John R. Foster	9,750
William A. Nix, III	19,000
Greg Cottrell	8,680
Barry A. Smedstad	12,400
Steven L. Kelchen	10,000

The Board of Directors had previously approved an increase of $66,000 in Mr. Keough’s compensation, effective January 1, 2005, in connection with his promotion to Chief Executive Officer. The salary increases for Mr. Domanico and Mr. Nix also reflect increased responsibilities.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On February 16, 2005, the Board of Directors of the registrant increased the size of the Board from 11 to 12 directors and appointed Eric Zarnikow to fill the resulting vacancy. Mr. Zarnikow, age 45, will serve as a Class III director until the registrant’s 2005 Annual Meeting of Shareholders, when he will stand for election to a Class I seat. The registrant expects that Mr. Zarnikow will be appointed to the Audit Committee of the Board.

Mr. Zarnikow currently serves as Senior Vice President and Treasurer of The ServiceMaster Company, a home services company headquartered in Illinois, and has held that position since December 1999. He served as Vice President and Treasurer of ServiceMaster from May 1994 through December 1999.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2005

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Vice President and Chief Financial Office

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